              ENVIRONMENTAL PROTECTION & IMPROVEMENT COMPANY, INC.
                     SUMMARY OF PERIOD ENDED BALANCE SHEETS


                                    Jan. 31, 2000     Oct. 31, 1999      July 31, 1999      April 30, 1999
                                    -------------     -------------      -------------      --------------
                                     (Internal)        (Internal)         (Internal)          (Unaudited)
Total Current Assets                $ 6,913,391       $ 7,789,443        $ 6,246,764         $ 6,283,681

Total Current Liabilities             4,695,929         5,512,406          3,897,318           5,375,412
                                    -----------       -----------        -----------         -----------
Working Capital                       2,217,462         2,277,037          2,349,446             908,269
                                    -----------       -----------        -----------         -----------
Non-Current Assets:
Property, Plant & Equipment           9,516,527        10,165,383         10,254,602          10,721,582
Intangible Assets                    25,078,110        25,574,407         26,070,704          26,567,001
Other Assets                             21,113            20,030             38,940             228,309
                                    -----------       -----------        -----------         -----------
Total Non-Current Assets             34,615,750        35,759,820         36,364,246          37,516,892
                                    -----------       -----------        -----------         -----------

Non-Current Liabilities:
Long-term Debt                        5,706,533         6,182,642          6,639,976           7,087,062
Due to Related Parties                        0           327,853            485,637                   0
Deferred Income Taxes                13,204,000        13,204,000         13,204,000          13,204,000
                                    -----------       -----------        -----------         -----------
Total Non-Current Liabilities        18,910,533        19,714,495         20,329,613          20,291,062
                                    -----------       -----------        -----------         -----------
Total Equity                        $17,922,679       $18,322,362        $18,384,079         $18,134,099
                                    ===========       ===========        ===========         ===========


              ENVIRONMENTAL PROTECTION & IMPROVEMENT COMPANY, INC.
                       ANALYSIS OF STATEMENT OF OPERATIONS

                                              Nine            Three            Six              Three           Three
                                             months           Months          Months            Months          Months
                                             Ended            Ended           Ended             Ended           Ended
                                         Jan. 31, 2000    Jan. 31, 2000    Oct. 31, 1999    Oct. 31, 1999   Jan. 31, 1999
                                           (Internal)      (Internal)       (Internal)       (Internal)       (Internal)

Revenue                                   $19,087,947      $5,780,451      $13,307,496       $6,952,690       $6,354,806

Operating Costs                            13,021,793       4,035,609        8,986,184        4,721,303        4,264,881
                                          -----------      ----------      -----------       ----------       ----------
Gross Profits                               6,066,154       1,744,842        4,321,312        2,231,387        2,089,925

S, G & A                                    1,503,068         537,950          965,118          486,818          478,300
                                          -----------      ----------      -----------       ----------       ----------
Profit After S, G & A                       4,563,086       1,206,892        3,356,194        1,744,569        1,611,625

Depreciation and Amortization               3,108,211       1,026,858        2,081,353        1,046,288        1,035,065

Provision for CHAC, Inc. Note Receivable            0               0                0                0                0

Compensation for Stock Options                446,250         148,750          297,500          148,750          148,750
                                          -----------      ----------      -----------       ----------       ----------
Operating Profit                            1,008,625          31,284          977,341          549,531          427,810

Interest Expense, net                         636,298         199,719          436,579          210,098          226,481
                                          -----------      ----------      -----------       ----------       ----------
Income Before Taxes                           372,327        (168,435)         540,762          339,433          201,329

Income Taxes                                  100,000                          100,000                           100,000
                                          -----------      ----------      -----------       ----------       ----------
Net Income                                    272,327        (168,435)         440,762          339,433          101,329
                                          -----------      ----------      -----------       ----------       ----------
Adjustments to EBITDA
Depreciation and Amortization               3,108,211       1,026,858        2,081,353        1,046,288        1,035,065
Compensation for Stock Options                446,250         148,750          297,500          148,750          148,750
Provision for CHAC, Inc., Note Receivable           0               0                0                0                0
Interest Expense, net                         636,298         199,719          436,579          210,098          226,481
Income Taxes                                  100,000               0          100,000                0          100,000
                                          -----------      ----------      -----------       ----------       ----------
Total EBITDA Adjustments                    4,290,759       1,375,327        2,915,432        1,405,136        1,510,296
                                          -----------      ----------      -----------       ----------       ----------
EBITDA                                    $ 4,563,086      $1,206,892      $ 3,356,194       $1,744,569       $1,611,625
                                          ===========      ==========      ===========       ==========       ==========
Annualized EBITDA                         $ 6,084,115      $4,827,568      $ 6,712,388       $6,978,276       $6,446,500
                                          ===========      ==========      ===========       ==========       ==========


[RESTUBBED]


                                                Year
                                                Ended
                                               April 30,
                                                1999
                                              (Unaudited)

Revenue                                      $22,032,853

Operating Costs                               15,798,816
                                              ----------
Gross Profits                                  6,234,037

S, G & A                                       1,898,736
                                              ----------
Profit After S, G & A                          4,335,301

Depreciation and Amortization                  4,246,996

Provision for CHAC, Inc. Note Receivable       1,727,923

Compensation for Stock Options                   595,000
                                              ----------
Operating Profit                              (2,234,618)

Interest Expense, net                            892,805
                                              ----------
Income Before Taxes                           (3,127,423)

Income Taxes                                     (32,960)
                                              ----------
Net Income                                    (3,094,463)
                                              ----------
Adjustments to EBITDA
Depreciation and Amortization                  4,246,996
Compensation for Stock Options                   595,000
Provision for CHAC, Inc., Note Receivable      1,727,923
Interest Expense, net                            892,805
Income Taxes                                     (32,960)
                                              ----------
Total EBITDA Adjustments                       7,429,764
                                              ----------
EBITDA                                        $4,335,301
                                              ==========
Annualized EBITDA                             $4,335,301
                                              ==========


              ENVIRONMENTAL PROTECTION & IMPROVEMENT COMPANY, INC.
                       ANALYSIS OF STATEMENT OF OPERATIONS

                                                    Nine            Three            Six              Three           Three
                                                   months           Months          Months            Months          Months
                                                   Ended            Ended           Ended             Ended           Ended
                                               Jan. 31, 2000    Jan. 31, 2000    Oct. 31, 1999    Oct. 31, 1999   Jan. 31, 1999
                                                 (Internal)      (Internal)       (Internal)       (Internal)       (Internal)
Revenue                                             100.00%        100.00%          100.00%          100.00%          100.00%

Operating Costs                                      68.22%         69.81%           67.53%           67.91%           67.11%
                                                    ------         ------           ------           ------           ------
Gross Profits                                        31.78%         30.19%           32.47%           32.09%           32.89%

S, G & A                                              7.87%          9.31%            7.25%            7.00%            7.53%
                                                    ------         ------           ------           ------           ------
Profit After S, G & A                                23.91%         20.88%           25.22%           25.09%           25.36%

Depreciation and Amortization                        16.28%         17.76%           15.64%           15.05%           16.29%

Compensation for Stock Options                        2.34%          2.57%            2.24%            2.14%            2.34%

Provision for CAHC, Inc., Note Receivable             0.00%          0.00%            0.00%            0.00%            0.00%
                                                    ------         ------           ------           ------           ------
Operating Profit                                      5.29%          0.54%            7.35%            7.91%            6.73%

Interest Expense, net                                 3.33%          3.46%            3.28%            3.02%            3.56%
                                                    ------         ------           ------           ------           ------
Income Before Taxes                                   1.96%         -2.92%            4.07%            4.88%            3.16%

Income Taxes                                          0.52%          0.00%            0.75%            0.00%            1.57%
                                                    ------         ------           ------           ------           ------
Net Income                                            1.43%         -2.92%            3.31%            4.88%            1.59%

Adjustments to EBITDA
Depreciation and Amortization                        16.28%         17.76%           15.64%           15.05%           16.29%
Compensation for Stock Options                        2.34%          2.57%            2.24%            2.14%            2.34%
Provision for CHAC, Inc., Note Receivable             0.00%          0.00%            0.00%            0.00%            0.00%
Interest Expense, net                                 3.33%          3.46%            3.28%            3.02%            3.56%
Income Taxes                                          0.52%          0.00%            0.75%            0.00%            1.57%
Total EBITDA Adjustments                             22.48%         23.79%           21.91%           20.21%           23.77%
                                                    ------         ------           ------           ------           ------
EBITDA                                               23.91%         20.88%           26.22%           25.09%           25.36%
                                                    ======         ======           ======           ======           ======

[RESTUBBED]


                                                      Year
                                                      Ended
                                                     April 30,
                                                      1999
                                                    (Unaudited)
Revenue                                              100.00%

Operating Costs                                       71.71%
                                                     ------
Gross Profits                                         28.29%

S, G & A                                               8.62%
                                                     ------
Profit After S, G & A                                 19.67%

Depreciation and Amortization                         19.28%

Compensation for Stock Options                         2.70%

Provision for CAHC, Inc., Note Receivable              7.84%
                                                     ------
Operating Profit                                     -10.14%

Interest Expense, net                                  4.05%
                                                     ------
Income Before Taxes                                  -14.20%

Income Taxes                                          -0.15%
                                                     ------
Net Income                                           -14.05%

Adjustments to EBITDA
Depreciation and Amortization                         19.28%
Compensation for Stock Options                         2.70%
Provision for CHAC, Inc., Note Receivable              7.84%
Interest Expense, net                                  4.05%
Income Taxes                                          -0.15%
Total EBITDA Adjustments                              33.72%
                                                     ------
EBITDA                                                19.68%
                                                     ======